Exhibit 99.1

Longs Reports Preliminary February Retail Drug Store Sales

WALNUT CREEK, CA (March 6, 2008) – Longs Drug Stores Corporation (NYSE:LDG) today reported preliminary total retail drug store sales of $379 million for the four-week period ended February 28, 2008, an increase of 3.2 percent from $368 million in the comparable period a year ago.

(Dollars in millions)	4 weeks ended February 28, 2008
Total retail drug store sales	$379
Increase from comparable prior year period	3.2%
Same-store sales increase:
Pharmacy	2.1%
Front-end	0.3%
Total	1.2%

ABOUT THE COMPANY

Headquartered in Walnut Creek, California, Longs Drug Stores Corporation (NYSE: LDG) is one of the most recognized retail drug store chains on the West Coast and in Hawaii. The Company operates 510 retail pharmacies and offers a wide assortment of merchandise focusing on health, wellness, beauty and convenience. Longs also provides pharmacy benefit management services and Medicare beneficiary prescription drug plans through its wholly-owned subsidiary, RxAmerica, LLC. Additional information about Longs and its services is available at www.longs.com and more information about RxAmerica is available at www.rxamerica.com.

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